UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a‑11(c) or Rule 14a‑12
CAPITAL SOUTHWEST CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

YOUR VOTE IS NEEDED. PLEASE RESPOND TODAY. R44527-EPB

CSWC

CAPITAL SOUTHWEST

Your vote is very important. Please vote your shares today.

The adjourned annual shareholder meeting will be held on September 1, 2026. Whether or not you plan to attend, your vote is very important. **You can vote your shares by internet, telephone, or mail.**

Simply follow the instructions on the enclosed form. For your convenience, we've highlighted where you can find your unique Control Number. **If you have any questions or need assistance, please call 877-576-4833 or Outside the US and Canada call: 570-218-9186.**



0000 0000 0000 0000
NOTE: This is not an actual Control Number.
Please refer to the proxy card for
your unique Control Number.



0000 0000 0000 0000
NOTE: This is not an actual Control Number.
Please refer to the voting instruction form
for your unique Control Number.

FOUR WAYS TO VOTE

ONLINE

WWW.PROXYVOTE.COM
Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form.

PHONE

WITHOUT A PROXY CARD
Call 877-576-4833 or Outside the US and Canada call: 570-218-9186 Monday to Friday, 9:00 a.m. to 10:00 p.m. ET to speak with a proxy specialist.

WITH A PROXY CARD
Call 1-800-690-6903 with a touch-tone phone to vote using an automated system.

QR CODE

WITH A SMARTPHONE
Vote by scanning the Quick Response Code or "QR Code" on the Proxy Card/VIF enclosed.

MAIL

VOTE PROCESSING
Mark, sign and date your ballot and return it in the postage-paid envelope provided.

Your vote is important and still needed. Please vote your shares today. R44527-LTR Dear Fellow Shareholders: We have adjourned the voting, until September 1, 2026, on the proposal to increase the number of authorized shares to allow shareholders more time to submit their vote. Please help save the Company additional solicitation costs by voting your proxy today. The previously disseminated formal notice of the Annual Meeting and our proxy statement outline the proposals being considered for a shareholder vote. Of particular importance, you will be asked to vote upon a proposed amendment to our charter to increase the number of authorized shares from 75,000,000 to 135,000,000 shares. We believe that the additional authorized shares of common stock will allow us to continue our strong track re- cord of growing our asset base by pursuing attractive investment opportunities consistent with our investment strategy over the next 5 to 10 years. Since 2015, Capital Southwest has grown total balance sheet assets from approximately $290 million to ap- proximately $2.2 billion as of March 31, 2026. During the past 10 years of asset growth, Capital Southwest has raised approximately $929 million in gross equity proceeds at a weighted average premium of 130% to the prevailing net asset value per share. Although the Company has no specific plans at this time for the use of additional shares of common stock, having additional authorized shares of common stock available for issuance in the future would give the Com- pany greater capital markets flexibility. Your vote is very important to us, regardless of the number of shares you hold. It is extremely important we reach the required voting threshold to approve the charter amendment. We have hired Georgeson LLC, a proxy solici- tor who may contact you prior to the adjourned - meeting date to assist you in the voting process. You may also reach Georgeson by contacting them toll-free at: 877-576-4833 or outside the US and Canada call: 570-218-9186. Once your vote has been received, your account will be removed from solicitation efforts. On behalf of management and our Board of Directors, we thank you for your continued support of Capital Southwest Corporation. Sincerely, Michael Sarner President and Chief Executive Officer PROXY QUESTIONS? Georgeson LLC Toll-Free 877-576-4833 Outside the US and Canada call: 570-218-9186 WWW.PROXYVOTE.COM Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form. ONLINE VOTE PROCESSING Mark, sign and date your ballot and return it in the postage-paid envelope provided. MAIL FOUR WAYS TO VOTE PHONE WITHOUT A PROXY CARD Call (866) 687-4509 Monday to Friday, 9:00 a.m. to 9:00 p.m. ET to speak with a proxy specialist. WITH A PROXY CARD Call 1-800-690-6903 with a touch-tone phone to vote using an automated system. WITH A SMARTPHONE Vote by scanning the Quick Response Code or “QR Code” on the Proxy Card/VIF enclosed. QR CODE